--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 26, 2003

                        PHIBRO ANIMAL HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                   333-64641                 13-1840497
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

                                One Parker Plaza
                           Fort Lee, New Jersey 07024
     ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (201) 944-6020
     ----------------------------------------------------------------------
              (Registrant's telephone number, including area code)

================================================================================

Item 2. Acquisition or Disposition of Assets.

      Effective December 26, 2003 (the "Closing Date"), Phibro Animal Health Corporation (formerly known as Philipp Brothers Chemicals, Inc., the "Company") completed the divestiture of substantially all of the business and assets of its subsidiary, The Prince Manufacturing Company ("PMC"), to a company ("Buyer") formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of the Company's preferred stock held by the Palladium Investors (collectively the "Prince Transactions").

      Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, the Prince Transactions included the following elements: (i) the transfer of substantially all of the business and assets of PMC to Buyer; (ii) the reduction of the value of the Company's Preferred Stock owned by the Palladium Investors from $72.2 million to $16.5 million (accreted through the Closing Date) by means of the redemption of all of its shares of Series B Preferred Stock and a portion of its Series C Preferred Stock; (iii) the termination of $2.25 million in annual management advisory fees payable by the Company to Palladium; (iv) a cash payment of $10 million to the Palladium Investors in respect of the portion of the Company's Preferred Stock not exchanged in consideration of the business and assets of PMC; (v) the agreement of the Buyer to pay the Company for advisory fees for the next three years of $1 million, $500,000 and $200,000, respectively (which were pre-paid at closing by the Buyer and satisfied for $1.3 million, the net present value of such payments); and (vi) the Buyer agreed to supply manganous oxide and red iron oxide products and to provide certain mineral blending services to the Company's Prince Agriproducts subsidiary ("Prince Agri"). Prince Agri agreed to continue to provide the Buyer with certain laboratory, MIS and telephone services, all on terms substantially consistent with the historic relationship between Prince Agri and PMC, and to lease to Buyer office space currently used by PMC in Quincy, Illinois. The Company has an understanding to receive certain treasury services from Palladium for $100,000 per year. Pursuant to definitive agreements, the Company made customary representations, warranties and environmental and other indemnities, agreed to a post-closing working capital adjustment, paid $3.958 million in full satisfaction of all intercompany debt owed to PMC, paid a closing fee to Palladium of $500,000, made certain capital expenditure adjustments included as part of the intercompany settlement amount, and agreed to pay for certain out-of-pocket transaction expenses. PMC retained $414,000 of its accounts receivable. The Company established a $1 million letter of credit escrow for two years to secure its working capital adjustment and certain indemnification obligations. The Company agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of Buyer for less than $21 million, up to a maximum payment by the Company of $4 million (the "Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of the Company's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. The Company's obligations with respect to the Backstop Indemnification Amount will cease if the Palladium Investors do not close the disposition of Buyer by January 1, 2009. The definition of "Equity Value" in the Company's Certificate of Incorporation was amended to reduce the multiple of trailing EBITDA payable in connection with any future redemption of Series C Preferred to 6.0 from 7.5. The amount of consideration paid and payable in connection with the Prince Transactions and all matters in connection therewith was determined pursuant to arm's length negotiations.

Item 7. Financial Statements and Exhibits

      (b) Pro forma financial information.

            Pro Forma consolidated financial statements of the Company giving effect to the Prince Transactions (see following page)

      (c) Exhibits

Exhibit 1 Purchase and Sale Agreement dated as of December 26, 2003 by and among Phibro Animal Health Corporation ("PAHC"), Prince MFG, LLC, ("Prince MFG"), The Prince Manufacturing Company ("Prince" and together with PAHC and Prince MFG, the "Phibro Parties"), Palladium Equity Partners II, L.P. ("PEP II"), Palladium Equity Partners II-A, L.P., ("PEP II-A"), Palladium Equity Investors II, L.P., ("PEI II", and together with PEP II and PEP II-A, the "Investor Stockholders"), and Prince Mineral Company, Inc. ("Buyer")

Exhibit 2 Environmental Indemnification Agreement dated as of December 26, 2003 between the Phibro Parties and Buyer

Exhibit 3 Amendment to Stockholders Agreement dated as of December 26, 2003 between PAHC, the Investor Stockholders and Jack Bendheim

Exhibit 4 Advisory Fee Agreement dated as of December 26, 2003 between Buyer and PAHC*

Exhibit 5         Certificate of Incorporation of PAHC, as amended

Exhibit 6 Amended and Restated Management Services Agreement dated as of October 21, 2003 between Palladium Capital Management, L.L.C and PAHC*

----------
*     This Exhibit is a management compensatory plan or arrangement.

                        PHIBRO ANIMAL HEALTH CORPORATION
         INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
  as of September 30, 2003                                                  4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
  for the Three Months Ended September 30, 2003                             5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
  for the Year Ended June 30, 2003                                          6

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS                                                    7 - 10

                PHIBRO ANIMAL HEALTH CORPORATION AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                            As of September 30, 2003
                                 (In Thousands)

                                                                    Historical          Pro forma                Pro forma
                                                                     Balances          Adjustments                Balances
                                                                    ----------         -----------               ---------
                                                       ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                      $  26,917          $ (16,290) 2. (b)        $   3,839
                                                                                           (8,088) 2. (c)
                                                                                            1,300  2. (e)
      Trade receivables, less allowance for doubtful accounts
       of $1,466 historical and $1,466 pro forma                        54,324             (1,947) 2. (a)           52,377
      Other receivables                                                  4,541                 (3) 2. (a)            4,538
      Inventories                                                       94,389             (5,788) 2. (a)           88,601
      Prepaid expenses and other current assets                          9,117                (49) 2. (a)            9,068
                                                                     ---------          ---------                ---------

        TOTAL CURRENT ASSETS                                           189,288            (30,865)                 158,423

PROPERTY, PLANT AND EQUIPMENT, net                                      65,317             (2,725) 2. (a)           62,592

INTANGIBLES                                                              8,080                 --                    8,080

OTHER ASSETS                                                            13,531               (667) 2. (a)           12,864
                                                                     ---------          ---------                ---------
                                                                     $ 276,216          $ (34,257)               $ 241,959
                                                                     =========          =========                =========

                                         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
      Cash overdraft                                                 $   2,417          $    (563) 2. (a)        $   1,854
      Loans payable to banks                                            38,750                 --                   38,750
      Current portion of long-term debt                                 23,828                 --                   23,828
      Accounts payable                                                  59,235             (2,639) 2. (a)           56,596
      Accrued expenses and other current liabilities                    48,965               (645) 2. (a)           49,620
                                                                                            1,300  2. (e)
                                                                     ---------          ---------                ---------
        TOTAL CURRENT LIABILITIES                                      173,195             (2,547)                 170,648

LONG-TERM DEBT                                                         102,880                 --                  102,880

OTHER LIABILITIES                                                       15,057                (74) 2. (a)           18,983
                                                                                            4,000  2. (d)
                                                                     ---------          ---------                ---------
        TOTAL LIABILITIES                                              291,132              1,379                  292,511
                                                                     ---------          ---------                ---------

COMMITMENTS AND CONTINGENCIES

REDEEMABLE SECURITIES:
      Series B and C preferred stock                                    69,868            (53,896) 2. (f)           15,972

STOCKHOLDERS' DEFICIT                                                  (84,784)            18,260  2. (g)          (66,524)
                                                                     ---------          ---------                ---------
                                                                     $ 276,216          $ (34,257)               $ 241,959
                                                                     =========          =========                =========

  See notes to unaudited pro forma condensed consolidated financial statements

                PHIBRO ANIMAL HEALTH CORPORATION AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                  For the Three Months Ended September 30, 2003
                                 (In Thousands)

                                                                Historical             Pro forma                  Pro forma
                                                                 Results              Adjustments                  Results
                                                                ----------            -----------                 ---------
NET SALES                                                        $ 87,170              $ (5,683) 3. (a)            $ 81,487

COST OF GOODS SOLD                                                 66,006                (3,795) 3. (a)              62,211
                                                                 --------              --------                    --------

    GROSS PROFIT                                                   21,164                (1,888)                     19,276

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                                       16,161                  (675) 3. (a)              14,698
                                                                                           (563) 3. (b)
                                                                                           (250) 3. (c)
                                                                                             25  3. (d)
                                                                 --------              --------                    --------
    OPERATING INCOME                                                5,003                  (425)                      4,578

OTHER:
    Interest expense                                                3,949                   348  3. (e)               4,297
    Interest (income)                                                (242)                   --                        (242)
    Other (income), net                                              (635)                   --                        (635)
                                                                 --------              --------                    --------
    INCOME FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES                                          1,931                  (773)                      1,158

PROVISION FOR INCOME TAXES                                            783                   (16) 3. (a)                 767
                                                                 --------              --------                    --------

    INCOME FROM CONTINUING OPERATIONS                            $  1,148              $   (757)                   $    391
                                                                 ========              ========                    ========

  See notes to unaudited pro forma condensed consolidated financial statements

                PHIBRO ANIMAL HEALTH CORPORATION AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                        For the Year Ended June 30, 2003
                                 (In Thousands)

                                                                Historical             Pro forma                  Pro forma
                                                                 Results              Adjustments                  Results
                                                                ----------            -----------                 ---------
NET SALES                                                       $ 355,225              $ (22,332) 3. (a)          $ 332,893

COST OF GOODS SOLD                                                263,728                (16,178) 3. (a)            247,550
                                                                ---------              ---------                   --------

    GROSS PROFIT                                                   91,497                 (6,154)                    85,343

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                                       66,360                 (2,575) 3. (a)             60,635
                                                                                          (2,250) 3. (b)
                                                                                          (1,000) 3. (c)
                                                                                             100  3. (d)
                                                                ---------              ---------                   --------

    OPERATING INCOME                                               25,137                   (429)                    24,708

OTHER:
    Interest expense                                               16,342                  1,391  3. (e)             17,733
    Interest (income)                                                 (86)                    --                        (86)
    Other expense, net                                              1,150                     --                      1,150
                                                                ---------              ---------                   --------

    INCOME FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES                                          7,731                 (1,820)                     5,911

PROVISION FOR INCOME TAXES                                         10,076                    (52) 3. (a)             10,024
                                                                ---------              ---------                   --------

    (LOSS) FROM CONTINUING OPERATIONS                           $  (2,345)             $  (1,768)                  $ (4,113)
                                                                =========              =========                   ========

  See notes to unaudited pro forma condensed consolidated financial statements

                        PHIBRO ANIMAL HEALTH CORPORATION
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                 (In Thousands)

1.    Basis of Presentation

      The pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the divestiture of Prince Manufacturing Company ("PMC") as described and therefore are neither indicative of the operating results that might have been achieved had the divestiture occurred as of an earlier date nor indicative of operating results which may occur in the future. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the effect of the divestiture on the historical financial information of Phibro Animal Health Corporation (the "Company"). The condensed consolidated statement of operations of the Company for the year ended June 30, 2003 is derived from the audited financial statements of the Company. All other financial information is unaudited. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company's Annual Report on Form 10-K for the year ended June 30, 2003, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

      Effective December 26, 2003 (the "Closing Date"), the Company completed the divestiture of substantially all of the business and assets of PMC to a company ("Buyer") formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of the Company's preferred stock held by the Palladium Investors (collectively the "Prince Transactions").

      Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, the Prince Transactions included the following elements: (i) the transfer of substantially all of the business and assets of PMC to Buyer; (ii) the reduction of the value of the Company's Preferred Stock owned by the Palladium Investors from $72,184 to $16,517 (accreted through the Closing Date) by means of the redemption of all of its shares of Series B Preferred Stock and a portion of its Series C Preferred Stock; (iii) the termination of $2,250 in annual management advisory fees payable by the Company to Palladium; (iv) a cash payment of $10,000 to the Palladium Investors in respect of the portion of the Company's Preferred Stock not exchanged in consideration of the business and assets of PMC; (v) the agreement of the Buyer to pay the Company for advisory fees for the next three years of $1,000, $500, and $200, respectively (which were pre-paid at closing by the Buyer and satisfied for $1,300, the net present value of such payments); and (vi) the Buyer agreed to supply manganous oxide and red iron oxide products and to provide certain mineral blending services to the Company's Prince Agriproducts subsidiary ("Prince Agri"). Prince Agri agreed to continue to provide the Buyer with certain laboratory, MIS and telephone services, all on terms substantially consistent with the historic relationship between Prince Agri and PMC, and to lease to Buyer office space currently used by PMC in Quincy, Illinois. The Company has an understanding to receive certain treasury services from Palladium for $100 per year. Pursuant to definitive agreements, the Company made customary representations, warranties and environmental and other indemnities, agreed to a post-closing working capital adjustment, paid $3,958 in full satisfaction of all intercompany debt owed to PMC, paid a closing fee to Palladium of $500, made certain capital expenditure adjustments included as part of the intercompany settlement amount, and agreed to pay for certain out-of-pocket transaction expenses. PMC retained $414 of its accounts receivable. The Company established a $1,000 letter of credit escrow for two years to secure its working capital adjustment and certain indemnification obligations. The Company agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of Buyer for less than $21,000, up to a maximum payment by the Company of $4,000 (the "Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of the Company's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. The Company's obligations with respect to the Backstop Indemnification Amount will cease if the Palladium Investors do not close the disposition of Buyer by January 1, 2009. The definition of "Equity Value" in the Company's Certificate of Incorporation was amended to reduce the multiple of trailing EBITDA payable in connection with any future redemption of Series C Preferred to 6.0 from 7.5. The amount of consideration paid and payable in connection with the Prince Transactions and all matters in connection therewith was determined pursuant to arm's length negotiations.

                        PHIBRO ANIMAL HEALTH CORPORATION
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                 (In Thousands)

      The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of PMC. The accompanying unaudited pro forma condensed consolidated balance sheet reflects the divestiture as if it occurred at September 30, 2003. The accompanying unaudited pro forma condensed consolidated statements of operations reflect the divestiture of PMC as if it occurred at the beginning of the earliest period presented. The transaction has been accounted for as a distribution to the preferred stockholders in exchange for a reduction of the redeemable preferred stock held by the Palladium Investors. The excess amount of the reduction in redeemable preferred stock over amounts distributed has been recorded as a contribution of capital.

      The Company's Odda Smelteverk (Norway), Carbide Industries (U.K.), and Mineral Resource Technologies, Inc. (U.S.) businesses have been classified as discontinued operations in the historical financial statements. These pro forma condensed consolidated statements of operations present only the results of continuing operations.

2. Pro forma Adjustments - Condensed Consolidated Balance Sheet as of September 30, 2003

      (a) To reflect the removal of the asset and liability accounts of PMC sold to the Buyer.

      (b) To reflect the cash paid for the Prince Transactions.

      (c) To reflect the transaction costs incurred.

      (d) To reflect the contingent backstop indemnification amount at the maximum potential amount payable.

      (e) To reflect the advisory fee prepaid to the Company by the Buyer.

      (f) To reflect the reduction of the Company's redeemable preferred stock.

      (g) To reflect the excess amount of the redeemable preferred stock reduction over the book value of PMC assets divested and costs and liabilities incurred:

          Series B & C Redeemable Preferred Stock:
          Accreted value at September 30, 2003 (pre-transaction)         $69,868
          Accreted value at September 30, 2003 (post-transaction)         15,972
                                                                         -------
          Amount of redeemable preferred stock reduction (2.(f))          53,896
                                                                         -------

          Assets Divested and Costs and Liabilities Incurred:
          PMC net assets sold (2.(a))                                      7,258
          Cash paid for reduction of redeemable preferred stock (2.(b))   10,000
          Intercompany debt payments (2.(b))                               3,958
          Working capital adjustments (2.(b))                              1,832
          Closing fee (2.(b))                                                500
          Transaction costs incurred (2.(c))                               8,088
          Contingent backstop indemnification amount (2.(d))               4,000
                                                                         -------
          Total assets divested and costs and liabilities incurred        35,636
                                                                         -------

          Excess amount contributed to capital (2.(g))                   $18,260
                                                                         =======

                        PHIBRO ANIMAL HEALTH CORPORATION
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                 (In Thousands)

3. Pro forma Adjustments - Condensed Consolidated Statements of Operations for the Three Months ended September 30, 2003 and for the Year Ended June 30, 2003

      (a) To reflect the removal of the income statement accounts of PMC for each period presented.

      (b) To reflect the removal of the management fee paid to Palladium by the Company.

      (c) To reflect the inclusion of advisory fee paid to the Company by the Buyer.

      (d) To reflect the inclusion of the treasury services fee paid to Palladium by the Company.

      (e) To reflect interest expense on cash paid at 5.16%, the Company's average interest rate on its credit facility, plus pro rata discount related to the prepaid advisory fee.

4.    Depreciation and Amortization

      The total depreciation and amortization expense of PMC was $243 for the three months ended September 30, 2003, and $956 for the year ended June 30, 2003.

5.    Cash and Debt at December 31, 2003

      The Company estimates that its balance sheet at December 31, 2003 will include cash of $4,500 and total debt of $167,100. The balance of its credit facility at December 31, 2003 will be $5,700 and is included in total debt. The Company's balance sheet will also include accrued expenses of $2,010 related to the PMC transaction and accrued expenses of $3,300 related to the refinancing of certain of the Company's debt, as described below in Note 6, both amounts are expected to be paid during the quarter ended March 31, 2004.

6.    Refinancing

      On October 21, 2003 the Company issued 105,000 units consisting of $85,000 of 13% Senior Secured Notes due 2007 of PAHC (the "US Senior Notes") and $20,000 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Notes" and, together with the US Senior Notes, the "Senior Secured Notes"), an indirect wholly-owned subsidiary of PAHC (the "Dutch issuer"). The Company used the proceeds from the issuance to: (i) repurchase $51,971 of its 9 7/8% Senior Subordinated Notes due 2008 at a price equal to 60% of the principal amount thereof, plus accrued and unpaid interest; (ii) repay its senior credit facility of $34,888 outstanding at the repayment date; (iii) satisfy, for a payment of approximately $29,315, certain of its outstanding obligations to Pfizer Inc., including: (a) $20,075 aggregate principal amount of its promissory note plus accrued and unpaid interest; (b) $9,681 of accounts payable, (c) $9,257 of accrued expenses; and (d) future contingent purchase price obligations under its agreements with Pfizer by which the Company acquired Pfizer's medicated feed additive business, and; (iv) pay fees and expenses relating to the above transactions.

      The US Senior Notes and the Dutch Senior Notes are senior secured obligations of each of PAHC and the Dutch issuer, respectively. The US Senior Notes and the Dutch Senior Notes are guaranteed on a senior secured basis by all PAHC's domestic restricted subsidiaries, and the Dutch Senior Notes are guaranteed on a senior secured basis by PAHC and by the restricted subsidiaries of the Dutch issuer, including Phibro Animal Health (Belgium) SPRL. The US Senior Notes and related guarantees are secured by substantially all of PAHC's assets and the assets of its domestic restricted subsidiaries, other than real property and interests therein. The Dutch Senior Notes and related guarantees are secured by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, a mortgage on substantially all of the real property, of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries and substantially all of the assets of the U.S. guarantors,

                        PHIBRO ANIMAL HEALTH CORPORATION
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                 (In Thousands)

other than real property and interests therein. The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires the Company to make certain offers to purchase Senior Secured Notes upon a change of control, upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture).

      Also, on October 21, 2003, the Company entered into a new replacement domestic senior working capital credit facility with Wells Fargo Foothill, Inc., providing for a working capital line plus a letter of credit facility. The aggregate amount of borrowings under such working capital and letter of credit facilities may not exceed $25,000, and the aggregate amount of borrowings under the working capital facility may not exceed $15,000.

      Borrowings under the replacement domestic senior credit facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and domestic inventory. Under the replacement credit facility, the Company may choose between two interest rate options: (i) the applicable base rate as defined plus 0.50% and (ii) the LIBOR rate as defined plus 2.75%. Indebtedness under the replacement credit facility is secured by a first priority lien on substantially all of the Company's assets and assets of substantially all of the Company's domestic subsidiaries. The Company is required to pay an unused line fee of 0.375% on the unused portion of the replacement credit facility, a monthly servicing fee and standard letter of credit fees to issuing banks. Borrowings under the replacement credit facility are available until, and are repayable no later than, October 31, 2007, although borrowings must be repaid by June 30, 2007 if the maturity of the Senior Secured Notes has not been extended, as required by the credit facility, by that date.

      Pursuant to the terms of an intercreditor agreement, the security interest securing the Senior Secured Notes and the guarantees made by the Company's domestic restricted subsidiaries are subordinated to a lien securing the replacement domestic senior credit facility.

      The Company believes that, through the refinancings referred to above, the liquidity issues mentioned in the Company's June 30, 2003 Annual Report on Form 10-K have been resolved. The Company's replaced senior bank credit facility and its note payable to Pfizer were to mature in November 2003 and March 2004, respectively. The effect of the above refinancing transactions will be included in the December 31, 2003 financial statements and have not been reflected in the pro forma information included in this Form 8-K.

7.    Other Information

      Statements made in this Form 8-K may contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Act of 1995. Such statements involve certain risks and uncertainties that could cause results to differ materially from those in the forward-looking statements.

      Information on potential risks and uncertainties may be found under the captions "Liquidity and Refinancing Risks" and "Other Risks and Uncertainties" in Note 2 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended June 30, 2003, as well as under the caption "Certain Factors Affecting Future Operating Results" under
Item 7 of such Annual Report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PHIBRO ANIMAL HEALTH CORPORATION

                                               By: /s/ Richard G. Johnson
                                                   -----------------------------
                                                   Richard G. Johnson,
                                                   Chief Financial Officer

Dated: January 12, 2004

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

Exhibit 1 Purchase and Sale Agreement dated as of December 26, 2003 by and among Phibro Animal Health Corporation ("PAHC"), Prince MFG, LLC, ("Prince MFG"), The Prince Manufacturing Company ("Prince" and together with PAHC and Prince MFG, the "Phibro Parties"), Palladium Equity Partners II, L.P. ("PEP II"), Palladium Equity Partners II-A, L.P., ("PEP II-A"), Palladium Equity Investors II, L.P., ("PEI II", and together with PEP II and PEP II-A, the "Investor Stockholders"), and Prince Mineral Company, Inc. ("Buyer")

Exhibit 2 Environmental Indemnification Agreement dated as of December 26, 2003 between the Phibro Parties and Buyer

Exhibit 3 Amendment to Stockholders Agreement dated as of December 26, 2003 between PAHC, the Investor Stockholders and Jack Bendheim

Exhibit 4 Advisory Fee Agreement dated as of December 26, 2003 between Buyer and PAHC*

Exhibit 5         Certificate of Incorporation of PAHC, as amended

Exhibit 6 Amended and Restated Management Services Agreement dated as of October 21, 2003 between Palladium Capital Management, L.L.C and PAHC*

----------
*     This Exhibit is a management compensatory plan or arrangement.